EXHIBIT 4.6

                                HK SYSTEMS, INC.
                      SECOND AMENDMENT TO CREDIT AGREEMENT

   Harris Trust and Savings Bank
   Chicago, Illinois

   Firstar Bank Milwaukee, N.A.
   Milwaukee, Wisconsin  53202

   The Northern Trust Company
   Chicago, Illinois  60675

   Bank One, Wisconsin
   Milwaukee, Wisconsin  53201-2033

   Ladies and Gentlemen:

        Reference is hereby made to that certain Third Amended and Restated Credit Agreement dated as of November 15, 1996 (as has been amended and as may be amended from time to time, the "Credit Agreement") currently in effect by and among HK Systems, Inc., a Wisconsin corporation (the "Company"), and you (the "Lenders"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

        The Company hereby applies to the Lenders to amend certain of the financial covenants contained therein and to make certain other amendments to the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.

   1.   AMENDMENTS.

        Upon the effectiveness of this Amendment and subject to the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

        1.01. Section 8.7 and Section 8.8 of the Credit Agreement are hereby amended and as so amended shall be restated in their entirety to read as follows:

             Section 8.7. Leverage Ratio. The Company will at all times during each of the periods specified below maintain its Leverage Ratio at not more than:

                                                         LEVERAGE RATIO
                                      TO AND               SHALL NOT
       FROM AND INCLUDING        THROUGH CLOSE OF       BE GREATER THAN:

        the date hereof       4th fiscal quarter of       0.95 to 1.0
                                the Company's 1998
                                   fiscal year

     1st fiscal quarter of    3rd fiscal quarter of       0.55 to 1.0
       the Company's 1999       the Company's 1999
          fiscal year              fiscal year

     4th fiscal quarter of     All times thereafter       0.50 to 1.0
       the Company's 1999
          fiscal year

             Section 8.8. Funded Debt Ratio. The Company will at all times during each of the periods specified below maintain its Funded Debt Ratio at not more than:

                                                          FUNDED DEBT
                                    TO AND                RATIO SHALL
      FROM AND INCLUDING       THROUGH CLOSE OF        NOT BE MORE THAN:

       the date hereof       4th fiscal quarter of        3.25 to 1.0
                              the Company's 1998
                                  fiscal year

    1st fiscal quarter of    3rd fiscal quarter of        2.50 to 1.0
      the Company's 1999      the Company's 1999
         fiscal year              fiscal year

    4th fiscal quarter of    All times thereafter         2.00 to 1.0
      the Company's 1999
         fiscal year

   2.   CONDITIONS PRECEDENT.

        The effectiveness of this Amendment and the obligation of the Lenders to extend the Term Loans, is subject to the satisfaction of all of the following conditions precedent:

        2.01. The Company, the Agent and the Lenders shall have executed and delivered this Amendment.

        2.02. No Default or Event of Default shall have occurred and be continuing as of the date this Amendment would otherwise take effect.

   3.   REPRESENTATIONS.

        In order to induce the Lenders to execute and deliver this Amendment, the Company hereby represents to the Lenders that as of the date hereof,the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that for purposes of this paragraph, the representations contained in
   Section 6.4 shall be deemed to refer to the most recent financial statements of the Company delivered to the Lenders) and the Company is in full compliance with all of the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

   4.   MISCELLANEOUS.

        4.01. The Company acknowledges and agrees that all of the Collateral Documents to which it is a party remain in full force and effect for the benefit and security of, among other things, the Revolving Credit Loans and Term Loans. The Company further agrees to execute and deliver any and all instruments or documents as may be required by the Agent or Required Lenders to confirm any of the foregoing.

        4.02. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

        4.03. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

        4.04. The Company agrees to pay all reasonable out-of-pocket costs and expenses incurred by the Lenders in connection with the preparation, execution and delivery of this Amendment and the documents and transactions contemplated hereby, including the reasonable fees and expenses of counsel for the Lenders with respect to the foregoing.

        Dated as of January , 1998.

                                      HK SYSTEMS, INC.



                                      By   /s/
                                           Its  ___________________________



        Accepted and agreed to in Chicago, Illinois as of the date and year last above written.

                                      HARRIS TRUST AND SAVINGS BANK



                                      By   /s/
                                           Its  ___________________________



                                      FIRSTAR BANK MILWAUKEE, N.A.



                                      By   /s/
                                           Its  ___________________________



                                      THE NORTHERN TRUST COMPANY



                                      By   /s/
                                           Its  ___________________________



                                      BANK ONE, WISCONSIN


                                      By   /s/
                                           Its  ___________________________

                               GUARANTOR'S CONSENT

        Each of the undersigned has heretofore executed and delivered to the Agent a Guaranty dated November 15, 1996 and each hereby consents to the Amendment to the Credit Agreement as set forth above and confirms that its Guaranty and all of the undersigned's obligations thereunder remain in full force and effect and,without limiting the foregoing, acknowledges and agrees that all the Loans, made before and after giving effect to this Amendment to the Credit Agreement, constitute indebtedness which is guaranteed by the undersigned under its Guaranty. Each of the undersigned further agrees that the consent of each of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of its consent having been obtained.

                                      HEI SERVICES, INC.



                                      By   _________________________________
                                           Its  ___________________________



                                      HISCO SYSTEMS OF CANADA LTD.



                                      By   _________________________________
                                           Its  ___________________________